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                                                                   EXHIBIT 10.21

                                INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is made as of April 19, 2000 (the "Effective Date"), by and among Entravision Communications Corporation, a Delaware corporation (the "Corporation"), Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), TSG Capital Fund III, L.P. (the "Investor"), and the other principal equityholders of the Company and their affiliates and the Corporation set forth on the signature pages hereto (the "Major Stockholders").

     WHEREAS, the Company, the Corporation and the Investor are parties to that certain Convertible Subordinated Note Purchase Agreement (the "Purchase Agreement") providing for, among other things, the purchase and sale of a Convertible Subordinated Note of the Company (the "Note") which are automatically exchangeable into Series A Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock") concurrently with the Roll-Up (as defined in the Purchase Agreement).

     WHEREAS, the Major Stockholders are the principal holders of the membership units in the Company (the "Units") and will become the principal holders of common stock of the Corporation ("Common Stock") concurrently with the Roll-Up (as defined in the Purchase Agreement).

     WHEREAS, the Company and the Corporation desire to grant to the Investor certain registration, co-sale, voting, right of first refusal, information and other rights as set forth herein.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.  Registration Rights.  The Corporation covenants and agrees as follows
         -------------------
(capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement):

          1.1.  Definitions.  For purposes of this Section 1:
                -----------

               1.1.1. The term "1934 Act" means the Securities Exchange Act of l934, as amended.

               1.1.2. The term "Act" means the Securities Act of 1933, as amended.

               1.1.3. The term "Closing" has the meaning ascribed to it in the Purchase Agreement.

               1.1.4. The term "Form S-3" means such form under the Act as in effect
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on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

               1.1.5. The term "Holder" means the Investor and its respective permitted successors and assigns.

               1.1.6. The terms "register," registered and registration refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

               1.1.7. The term "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Series A Preferred Stock which the Investor currently has the right to acquire by conversion or exchange of the Note, and (ii) any Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not duly assigned as provided herein or any Registrable Securities after such securities have been sold to the public or sold pursuant to Rule 144 promulgated under the Act.

               1.1.8. The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               1.1.9. The term "SEC" shall mean the Securities and Exchange Commission.

          1.2.  Request for Registration
                ------------------------

               1.2.1.  Registration Rights.  If the Corporation shall receive at
                       -------------------
any time after one (1) year after the effective date (the "IPO Date") of the first registration statement for a public offering of securities of the Corporation (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan), a written request from Holders of fifty percent (50%) or more of the Registrable Securities then outstanding ("Initiating Holders"), requesting that the Corporation file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $20 million, then the Corporation shall:

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                    (a) within twenty (20) days of the receipt thereof, give
written notice of such request to all Holders; and

                    (b) use reasonable and diligent efforts to cause such shares to be registered under the Act as soon as practicable, subject to the limitations of subsection 1.2.2.

               1.2.2.  Underwriting: Requirements.  If the Initiating Holders
                       --------------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to subsection 1.2.1 and the Corporation shall include such information in the written notice referred to in subsection 1.2.1.(a). The underwriter will be selected by the Corporation from among the lead underwriters in its initial public offering or from another investment banking firm of national repute and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder or other holder of securities of the Corporation to include securities in such registration shall be conditioned upon such Holder's or holders' participation in such underwriting and the inclusion of such Holder's or holders' securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder or holder) to the extent provided herein. All Holders and other holders of securities of the Corporation proposing to distribute their securities through such underwriting shall (together with the Corporation as provided in subsection 1.5.5) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise all Holders of Registrable Securities and other holders of registration rights which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting on behalf of each Holder or other holder shall be allocated on a pro-rata basis among the selling stockholders according to the total number of securities held by each such selling stockholder and entitled to inclusion therein on the basis of a registration rights agreement with the Corporation; provided, however, that the numbers of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration. For purposes of allocating securities to be included in any offering, for any selling stockholder which is a partnership or corporation, the "affiliates" (as defined in Rule 405 under the Act), partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence. To facilitate the allocation of shares in accordance with the above provisions, the Corporation may round the number of shares allocated to any Holder to the nearest 100 shares.

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               1.2.3.  Notwithstanding the foregoing, if the Corporation shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve-month period.

               1.2.4. In addition, the Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                       (a) Of more than fifty percent (50%) of the Registrable Securities eligible to make a demand pursuant to Section 1.2.1 in the two (2) year period following the IPO Date.

                       (b) Of more than one (1) demand registration in the two
(2) year period following the IPO Date.

                       (c) After the Corporation has effected two (2) such registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective.

                       (d) During the period starting with the date sixty (60) days prior to the Corporation's good faith estimate of the date of filing of, and ending on a date one hundred eighty (I80) days after the effective date of,
(x) the Corporation's initial registered offering of its securities to the general public (other than a registration statement relating to either the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), (y) a previous registration subject to this Section 1.2 or (z) a previous registration subject to Section 1.3 hereof; provided, that, the Corporation is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                       (e) In any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process, unless the Corporation is already subject to service in such jurisdiction and except as required by the Act; or

                       (f) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

          1.3.  Corporation Registration.
                ------------------------

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               1.3.1.  Registration Rights.  If (but without any obligation to
                       -------------------
do so) the Corporation proposes to register (including for this purpose a registration effected by the Corporation for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than the initial public offering of its securities or a registration relating solely to the sale of securities to participants in a Corporation stock plan, a registration pursuant to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Corporation shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen
(15) days after mailing of such notice by the Corporation in accordance with
Section 4.5, the Corporation shall, subject to the provisions of paragraph 1.3.2 below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered .

               1.3.2.  Underwriting Requirements.  In connection with any
                       -------------------------
offering involving an underwriting of shares of the Corporation's capital stock, the Corporation shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. Allocation of securities to be sold in any such offering shall be made on a pro-rata basis among the selling stockholders according to the total number of securities held by each such selling stockholder and entitled to inclusion therein on the basis of a registration rights agreement now or hereafter entered into with the Corporation. For purposes of allocation of securities to be included in any offering, for any selling stockholder which is a partnership or corporation, the "affiliates" (as defined in Rule 405 under the Act), partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.4.  Form S-3 Registration.  In case the Corporation shall receive
                ---------------------
from any Holder or Holders of Registrable Securities a written request or requests that the Corporation

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effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Corporation will:

               1.4.1. promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               1.4.2. as soon as practicable, effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(1) if the Registrable Securities requested by all Holders to be registered pursuant to this Section 1.4 have an anticipated aggregate offering price to the public (before deducting any underwriter discounts, concessions or commissions) of less than $1,000,000; (2) if Form S-3 is not available for such offering by the Holders; (3) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Corporation shall not utilize this right more than once in any twelve-month period; (4) if the Corporation has, within the twelve (12) month period preceding the date of such request, already effected one (1) or more registrations on Form S-3 pursuant to this Section 1.4; or (5) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               1.4.3. Subject to the foregoing, the Corporation shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration pursuant to Sections 1.2.

          1.5. Obligations of the Corporation.  Whenever required under this
               ------------------------------
Section 1 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

               1.5.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the

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Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Corporation.

               1.5.2. Prepare and file with the SEC such amendments including post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               1.5.3. Furnish (at no cost) to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               1.5.4. Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               1.5.5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and performs its obligations under such an agreement.

               1.5.6. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               1.5.7. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

               1.5.8. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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

               1.5.9. In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors at reasonable times) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Corporation.

               1.5.10. Notify each Holder of Registrable Securities covered by such registration statement: (i) when such registration statement or any post-effective amendment to the registration statement has been declared effective by the SEC, (ii) of any request by the SEC for amendments or supplements to such registration statement or prospectus or for additional information; and (iii) of the receipt by the Corporation of any notification from any public board or body with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.

               1.5.11. Notify each Holder of Registrable Securities of the issuance of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and the Corporation shall use its reasonable best efforts to prevent the issuance of any stop order, or if any order is issued, to obtain the withdrawal thereof.

               1.5.12. Take all actions necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities and the transfer thereof upon resale by the Holder of such Registrable Securities in accordance with the applicable prospectus.

               1.5.13. Otherwise use its reasonable and diligent efforts in its performance of its obligations hereunder to comply with all applicable rules and regulations of the SEC and of state securities commissions and nay stock exchange or automated quotation system.

          1.6.  Furnish Information.
                -------------------

               1.6.1. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.6.2. The Corporation shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 if, due to the operation of

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

subsection 1.6.1, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Corporation's obligation to initiate such registration as specified in subsection 1.2.1 or subsection 1.4.2, whichever is applicable.

          1.7.  Expenses of Demand, Corporation or S-3 Registration.  All
                ---------------------------------------------------
expenses (exclusive of underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to this Section 1 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation and the reasonable fees and disbursements of one counsel for all selling Holders of Registrable Securities shall be borne by the Corporation.

          1.8.  Delay of Registration.  No Holder shall have any right to obtain
                ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9.  Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

               1.9.1. To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder, the constituent partners and members, or officers, directors employees and affiliates of each Holder and, if such holder is a natural person his or her heirs, personal representatives and assigns, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Act, any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Corporation will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information fumished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting such losses, claims, damages, or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

               1.9.2. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall Holder's cumulative, aggregate liability under this subsection 1.9.2, under Section 1.9.4, or under such sections together, exceed. the net proceeds received by such Holder from the offering out of which such Violation arises.

               1.9.3. Promptly after receipt by an indemnified party under this Section l.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, except to the extent the failure to deliver notice prejudices its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.9.

               1.9.4. If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               1.9.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. In addition, any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

               1.9.6.  The obligations of the Corporation and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.10. Reports under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the

Corporation to the public without registration or pursuant to a registration on Form S-3, the Corporation agrees to:

                 1.10.1. make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Corporation for the offering of its securities to the general public;

                 1.10.2. take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Corporation for the offering of its securities to the general public is declared effective;

                 1.10.3. file with the SEC in a timely manner all reports and other documents required of the Corporation under the Act and the 1934 Act; and

                 1.10.4. furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.11.  Assignment of Registration Rights.  The rights to cause the
                 ---------------------------------
Corporation to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to, (i) in the case of any Holder that is a partnership, limited liability company or corporation, any current and former constituent partners, members, stockholders, affiliate funds and affiliates of that Holder, or (ii) in the case of any Holder, (x) a transferee or assignee of such securities who, after such assignment or transfer, holds at least twenty percent (20%) (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and other like transactions) of the Registrable Securities originally held by such transferring Holder, (y) a transferee or assignee who is a spouse, lineal descendant, adopted child, father, mother, brother or sister (each, a "Family Member") of Holder or
(z) or to a trust, the beneficiaries of which are exclusively the Holder and/or Family Members, provided, in each case, that: (a) the Corporation is, within a reasonable time after such transfer, fumished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, the holdings of "affiliates" (as defined in Rule 405 under the Act) of such holder, affiliated partnerships, constituent or retired partners of such partnerships (as well as Family Members of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with such partnership and its affiliated partnerships and other entities; provided, that, all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

          1.12.  "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
                 ----------------------------
for a period of one (1) year following the IPO Date, it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Corporation held by it at any time during such period.

                 During such one (1) year period, each Holder agrees to provide to the underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 1.12. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such one (1) year period.

                 Notwithstanding the foregoing, the obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

          1.13.  Termination of Registration Rights.  The right of any Holder to
                 ----------------------------------
request registration or to include Registrable Securities in any registration pursuant to this Section 1 shall terminate upon the earlier of (i) the date which is five (5) years after the IPO Date, or (ii) such date as a public trading market shall exist for the Corporation's Common Stock and all shares of Registrable Securities beneficially owned and subject to Rule 144 aggregation by such Holder may immediately be sold under Rule 144 (without regard to Rule 144(k)) during any 90-day period, provided that such Holder is not then an "affiliate" of the Corporation within the meaning of Rule 144 and such Holder owns less than 1% of the then outstanding shares of Common Stock.

          1.14.  Limitations on Subsequent Registration Rights.  From and after
                 ---------------------------------------------
the date
of this Agreement, the Corporation shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any Holder or prospective holder of any securities of the Corporation granting registration rights with respect to such securities, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     2.   Covenants.
          ---------

          2.1.  Delivery of Financial Statements.  The Corporation and the
                --------------------------------
Company shall deliver to each Holder of at least $10 million in principal amount of Notes and/or at least 1,200,000 shares as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and other like transactions of Series A Preferred Stock and/or Common Stock (each, a "Major Holder"):

                2.1.1.  as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company or the Corporation commencing with the fiscal year ending December 31, 2000, an income statement for such fiscal year, a balance sheet of the Company or the Corporation and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by independent public accountants of nationally recognized standing selected by the Corporation;

                2.1.2. as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company or the Corporation, if available, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                2.1.3. as soon as practicable, any written reports to the members or stockholders of the Company or the Corporation; or

                2.1.4. such other information relating to the financial condition, business or corporate affairs of the Company or the Corporation as the Holder or any assignee of the Holder may from time to time request, provided, however, that the Corporation shall not be obligated under this subsection 2.1.4 or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2.  Termination of Information Covenant.  Unless otherwise
                -----------------------------------
specifically provided, the covenants set forth in this Section 2.1 shall terminate and be of no further force or effect (i) upon consummation of a public offering of the Corporation's Common Stock with total gross offering proceeds to the Corporation in excess of $50 million (a "Qualified Public Offering"), or (ii) as to the Investor, or transferee or assignee of the Investor, who holds less than $10 million in principal amount of Notes and/or 1,200,000 of the then outstanding shares of the Series A Preferred Stock (or Common Stock issued upon conversion thereof).

          2.3.  Entravision Issuances.
                ---------------------

                2.3.1.  Right to Maintain Proportionate Ownership.
                        -----------------------------------------

                        (a) In the event (i) the Company desires to sell and issue units of its membership interests or rights, options or other securities exercisable for or convertible into units of its membership interests (directly or indirectly) and whether or not such right or option or other security is immediately exercisable or convertible ("Units"), or (ii) the Corporation desires to sell and issue shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its capital stock (directly or indirectly) and whether or not such right or option or other security is immediately exercisable or convertible ("Shares") (with Units and Shares referred to collectively as the "Equity Securities" and the Company and the Corporation referred to herein collectively as "Entravision"), then Entravision shall first notify each Holder of the material terms of the proposed sale (including price and number of Equity Securities to be offered) and shall permit each Holder to acquire, at the time of consummation of such proposed issuance and sale and on such terms as are specified in Entravision's notice pursuant hereto, such number of Equity Securities proposed for issuance and sale as would be required to enable each to maintain its ownership rights in Entravision following such issuance, on an as-converted, and/or exercised, fully diluted percentage basis (without regard to reserved but unissued options), at the level maintained by it immediately prior to such proposed issuance. The Holders shall each have fifteen (15) days after the date of any such notice to elect by notice to Entravision to purchase such Equity Securities on such terms and at the time the proposed sale is consummated. For the purposes of determining the number of Equity Securities held by a Holder, transferee or assignee of Equity Securities the holdings of "affiliates" (as defined in Rule 405 under the Act), affiliated partnerships and other entities, constituent or retired partners of such partnerships (as well as Family Members of such partners or spouses who acquire Equity Securities by gift, will or intestate succession) shall be aggregated together with such affiliates, partnership and its affiliated partnerships and other entities. Each Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates (or to assign such right of first offer to such partners and affiliates) in such proportions as it deems appropriate.

                        (b) The right to maintain proportionate ownership set forth in this Section 2.3.1 shall not be applicable (A) to the issuance or sale of Equity Securities (or options or warrants therefor) approved by Entravision's Executive Committee, Board of Directors or Compensation Committee thereof to officers, directors, executive committee members, employees or consultants (pursuant to equity purchase, equity option or similar plans) for the primary purpose of soliciting or retaining their services, (B) to the issuance of Equity

Securities upon conversion of Entravision's Equity Securities, provided such Equity Securities are outstanding on the date hereof or the issuance or sale was effected in accordance with this Section 2.3, (C) to the issuance of securities in connection with a bona fide business acquisition of or by Entravision approved by the Executive Committee or the Board of Directors with a non-affiliated third party, whether by merger, consolidation, sale or transfer of assets, sale or exchange of Equity Securities or otherwise, (D) to the issuance of Equity Securities to financial institutions or lessors in connection with bona fide, arm's-length commercial credit arrangements, equipment financings or similar transactions approved by the Executive Committee or the Board of Directors, (E) to the issuance of Equity Securities in connection with any Equity Security split, Equity Security dividend or recapitalization by Entravision, (F) to the issuance of Equity Securities of Entravision (or options or warrants therefor) pursuant to strategic transactions with a non-affiliated third party approved by the Executive Committee or the Board of Directors with a primary purpose other than equity financing, (G) the issue of Equity Securities in connection with the conversion of convertible subordinated debt held by Univision Communications Inc., as of the date hereof or (H) securities issued in the IPO.

                        (c) The right to maintain proportionate ownership set forth in this Section 2.3.1 shall terminate upon the earlier of immediately prior to the closing of a Qualified Public Offering or immediately prior to the closing of a "Qualified Acquisition" (defined below). For purposes of this Agreement, a "Qualified Acquisition" shall mean: (i) any consolidation or merger of Entravision with or into any other corporation or corporations following which the holders of Entravision's outstanding Equity Securities immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain Equity Securities representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity of such consolidation or merger;
(ii) the sale, transfer or assignment of Equity Securities of Entravision representing a majority of the voting power of all Entravision's outstanding voting Equity Securities by the holders thereof to an acquiring party in a single transaction or series of related transactions; (iii) any other sale, transfer or assignment of Equity Securities of Entravision representing over fifty percent (50%) of the voting power of Entravision's then outstanding voting Equity Securities by the holders thereof to an acquiring party; or (iv) the sale or transfer of all or substantially all of Entravision's assets.

          2.4.  Co-Sale Rights.
                --------------

                2.4.1.  Transfer Notice.  If at any time a Major Stockholder
                        ---------------
proposes to transfer Equity Securities to any person pursuant to an understanding with such person (a "Transfer"), then such Major Stockholder shall give Entravision and each Holder written notice of the Major Stockholder's intention to make the Transfer (the "Transfer Notice"), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the "Offered Equity Securities"), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall include a copy of any written proposal, term sheet or letter of intent or other agreement related to the proposed Transfer.

                2.4.2.  Right to Participate.  Each Holder which notifies the
                        --------------------
Major Stockholder proposing to make a Transfer in writing within fifteen (15) days after receipt of the Transfer Notice shall have the right to participate in the sale of the Equity Securities on the same terms and conditions as specified in the Transfer Notice (such proposed terms and conditions, a "Purchase Offer"). To the extent a Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Major Stockholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of the Holders shall be subject to the following terms and conditions:

                        (a) Each Holder may sell all or any part of that number of Holder Equity Securities equal to the product obtained by multiplying the aggregate number of Equity Securities covered by the Purchase Offer by a fraction, (x) the numerator of which shall be the number of Equity Securities (on an as-converted, as-exercised fully diluted basis) at the time owned by such Holder and (y) the denominator of which shall be the number of shares of Equity Securities (on an as converted, as-exercised fully diluted basis) at the time owned by all Holders electing to participate in the sale and all Major Stockholders participating in the sale.

                        (b) Each Holder may effect its participation in the sale by first taking all steps necessary to convert the securities of Entravision currently held by such Holder into Class A Units, in the case of a Purchase Offer with respect to Units or Class A Common Stock, in the case of a Purchase Offer of Class A Common Stock or Class B Common Stock of the Corporation. Such Holder shall also deliver to the Major Stockholder, for transfer to the purchase offeror, an assignment separate from certificate, in the case of Class A Units, or one or more certificates, properly endorsed for transfer, in the case of Class A Common Stock, that represents the number of Equity Securities that the Holder elects to sell pursuant to Section 2.4.2.

                        (c) To the extent that any prospective purchaser or purchasers prohibit such exercise of co-sale right or otherwise refuse to purchase Equity Securities from a Holder exercising its co-sale right hereunder, the Major Stockholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Major Stockholder shall purchase such Equity Securities from such Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Major Stockholder's Notice.

                2.4.3.  Mechanics of Transfer.  The assignment or stock
                        ---------------------
certificates that the Holders deliver to the Major Stockholders pursuant to
Section 2.4.2 shall be transferred by such Major Stockholder to the purchase offeror in consummation of the sale of the Major Stockholder's Equity Securities pursuant to the terms and conditions specified in the Transfer

Notice, and the Major Stockholders shall promptly thereafter remit to each of the Holders that portion of the sale proceeds to which each Holder is entitled by reason of its participation in such sale. In the event that less than all the Equity Securities represented by such assignment separate from certificate or the shares represented by such a stock certificate are sold pursuant to Section 2.4.1, the Seller shall instruct the Corporation or the Company to issue a new certificate to the Holder representing the shares not sold.

                2.4.4.  No Effect on Subsequent Rights.  The exercise or non-
                        ------------------------------
exercise of the rights of any Holder hereunder to participate in one or more sales of the Major Stockholders' Equity Securities made by a Major Stockholder shall not adversely affect the Holder's rights to participate in subsequent sales of Equity Securities by a Major Stockholder. Any person who acquires Equity Securities from a Major Stockholder must prior to or concurrently with any such transfer execute and deliver a written agreement satisfactory in form and substance to the Holders agreeing to be bound by the provisions of this Agreement.

          2.5.  Prohibited Transfers.
                --------------------

                2.5.1.  Agreement Not to Transfer.  Any attempt by a Major
                        -------------------------
Stockholder to transfer any Equity Securities in violation of Section 2.4 shall be void and Entravision agrees that it will not effect such a transfer nor will it treat any alleged transferee in violation of Section 2.4 as the holder of such shares.

                2.5.2.  Repurchase.  In the event a Major Stockholder should
                        ----------
sell any Equity Securities in contravention of the participation rights of the Holders under Section 2.4 (a "Prohibited Transfer"), each Holder shall have the option to sell to such Major Stockholder a number of Registrable Securities equal to such Holder's pro rata share (as determined pursuant to Section 2.4.2(a) above), provided, that, the date of the Transfer Notice (if any) shall be understood to mean the date of the Prohibited Transfer, on the following terms and conditions:

                        (a) The price per share at which such Equity Securities are to be sold to such Major Stockholder under this Section 2.5.2 shall be equal to the price per share paid by the third-party purchaser or purchasers of the Equity Securities (the "Contingent Purchaser") to such Major Stockholder.

                        (b) Such Holder shall deliver to such Major Stockholder as applicable within ninety (90) days after such Holder has received notice from a Major Stockholder or otherwise become aware of the Prohibited Transfer, the assignment separate from certificate or the certificate or certificates representing Equity Securities to be sold, each certificate to be properly endorsed for transfer.

                        (c) Such Major Stockholder shall, immediately upon receipt of the assignment or certificates for the Shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of such Holder, and shall reimburse such Holder for any reasonable additional expenses, including reasonable legal fees and expenses, incurred in effecting such purchase and sale.

                2.5.3.  Exclusions.  The participation rights of the Holders set
                        ----------
forth in Section 2.4 shall not pertain or apply to (i) any pledge of Equity Securities made by a Major Stockholder that creates only a security interest,
(ii) any bona fide gift or estate planning transaction, (iii) any distribution by a Major Stockholder that is a partnership to the current or former partners or other interest holders of such Major Stockholder or (iv) any distribution or transfer by a Major Stockholder to any other Major Stockholders or to affiliate (as defined in Rule 405 under the Act) of such Major Stockholder or any other Major Stockholder, provided, that, in each case, the pledgee, transferee or donee shall furnish the Holders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Major Stockholders.

          2.6.  Termination.  The provisions of Sections 2.4 and 2.5 shall
                -----------
terminate immediately prior to the closing of a Qualified Public Offering or a Qualified Acquisition.

     3.   Series A Designee.  In the period that at least fifty percent (50%) of
          -----------------
the shares of Series A Preferred Stock remain outstanding, each Major Stockholder shall vote (or shall cause to be voted) all shares of Equity Securities owned or controlled by such Major Stockholder (including any Equity Securities hereafter acquired), at any regular or special meeting of shareholders of the Corporation, shall take all action by written consent in lieu of such meeting of shareholders, and shall take all other actions necessary, to ensure that there shall be elected as a director and member of the Board of Directors of the Corporation one (1) individual (the "Series A Designee") designated by the holders of a majority of the outstanding Series A Preferred Stock.

          The Series A Designee shall be removed (with or without cause), if holders of a majority of the outstanding Series A Preferred Stock so request such removal by written notice to the Corporation. If stockholder approval is required for any removal hereunder, such removal shall be effected upon the affirmative vote or action by written consents of holders of a majority of the outstanding Series A Preferred Stock, and each Major Stockholder hereby agrees to vote all such shares then owned or held of record by him, or to take action by written consent, to effect such removal.

          In the event that a vacancy is created on the Board of Directors of the Corporation by the death, disability, retirement, resignation or removal (with or without cause) of the Series A Designee, each Major Stockholder hereby agrees to vote or take action by written consent, in each case, to the extent such Major Stockholder shall be entitled to do so, and to use his reasonable and diligent efforts to cause the remaining directors to vote or take action by written consent, for the election of a nominee to be designated by the holders of a majority of the outstanding Series A Preferred Stock.

          Each Major Stockholder covenants and agrees that, except as a result of transfers expressly permitted by, and pursuant to and in accordance with, this Agreement, such Major Stockholder will have sole voting power with respect to such Major Stockholder's Equity Securities and will not grant any proxy with respect to such Equity Securities, enter into any voting trust or other voting agreement or arrangement with respect to such Equity Securities, enter into any voting trust or other voting agreement or arrangement with respect to such Equity Securities or grant any other rights to vote such Equity Securities inconsistent with the agreement to vote such Equity Securities as set forth herein.

     4.   Negative Covenants.
          ------------------

          4.1. Without the consent of Holders of the majority of the Registrable Securities, neither the Company nor the Corporation shall:

                (a) declare or pay any dividend, or make any other distribution or payment, on any Equity Securities (except on the Corporation's Series A Preferred Stock, dividends or distributions payable by the Company or the Corporation in their respective Equity Securities or dividends or distributions payable to the Company or the Corporation by any subsidiary thereof);

                (b) purchase, redeem or otherwise retire for value any Equity Securities of the Company or the Corporation (other than repurchase of Equity Securities from employees, officers, directors, consultants or other persons performing services for the Company or the Corporation or any subsidiary pursuant to arrangements approved by the Executive Committee of the Company or the Board of Directors of the Corporation, as the case may be, and in no event shall such arrangements include the purchase or acquisition of Equity Securities of the Company or the Corporation held by Walter F. Ulloa, Philip C. Wilkinson, Paul A. Zevnik or any affiliates or transferees thereof without the prior written consent of the holders of the majority of the Registrable Securities, which consent shall not be unreasonably withheld);

                (c) liquidate, dissolve or wind-up the Company or the Corporation;

                (d) enter into or engage in any transaction with an affiliate (as defined in the 1934 Act) on terms less advantageous to the Company or the Corporation than would be the case if such transaction had been effected with a non-affiliate;

                (e) issue or incur any indebtedness which violates the terms of that certain Amended and Restated Credit Agreement dated November 10, 1998, as amended from time to time, between the Company and Union Bank of California, N.A. or any successor agreement with the lead lender upon refinancing of such debt;

                (f)  the Company shall not amend its Certificate of Formation or

Operating Agreement and the Corporation shall not amend its Certificate of Incorporation or Bylaws in any fashion which will adversely affect the rights of the Investor; or

                (g) the Company shall not consent to the amendment of the Exchange Agreement (or the First Restated Certificate of Incorporation or the First Amended and Restated Bylaws of the Corporation attached as exhibits to the Exchange Agreement) in a fashion that in adversely affect the rights of the Investor.

          4.2. The provisions of this Section 4 shall terminate immediately prior to the closing of a Qualified Public Offering or Qualified Acquisition.

     5.   Affirmative Covenants.
          ---------------------

          5.1. The Company and the Corporation will, and will cause each of their subsidiaries to, preserve and maintain its existence and its material rights, franchises, leases, licenses and privileges in the state of its incorporation or organization, except where the failure to do so would not have a material adverse effect on the assets, liabilities or properties of the Company or the Corporation and their subsidiaries taken as a whole (a "Material Adverse Effect").

          5.2. The Company and the Corporation will, and will cause each of their subsidiaries to, comply in all material respects with the requirements of all applicable laws, regulations, contracts and licenses, except where the failure to do so would not have a Material Adverse Effect.

          5.3. The Company and the Corporation will file and pay all taxes and assessments when due (except in the case of a bona fide dispute), except where the failure to do so would not have a Material Adverse Effect.

          5.4. The Company and the Corporation will complete the Roll-Up in accordance with the Exchange Agreement no later than the Interim Closing Deadline as defined in that certain Acquisition Agreement and Plan of Merger by and among the Company, the Corporation, ZSPN Acquisition Corporation and Z-Spanish Media Corporation and its stockholders of even date herewith.

          5.5. The provisions of this Section 5 shall terminate immediately prior to the closing of a Qualified Public Offering or Qualified Acquisition.

     6.   Miscellaneous.
          -------------

          6.1.  Successors and Assigns.  Except as otherwise provided herein,
                ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of

Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.2.  Governing  Law.  This Agreement shall be governed by and
                --------------
construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions of the State of Delaware or any other state.

          6.3.  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.4.  Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.5.  Notices.  Except as otherwise provided herein, all notices and
                -------
other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of confirmed facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to a Holder or Major Stockholder, at such Holder's or Major Stockholder's address as set forth on Exhibit "A" hereto and (ii) if to the Corporation, at the address
             -----------
of its principal corporate offices (attention: Secretary), or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

          6.6.  Expenses.  Except as otherwise provided herein, if any action at
                --------
law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.7.  Amendments and Waivers.  Any term of this Agreement may be
                ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation, the holders of a majority of the Registrable Securities then outstanding, and the holders of a majority of the Major Stockholders' Equity Securities then outstanding; provided, further, that the provisions of Section 3 hereof relating to the Series A Director Designee shall not be amended without the written consent of TSG for so long as TSG has the right to designate such Designee. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Corporation and each Major Stockholder.

          6.8.  Aggregation of Stock.  All Shares held or acquired by entities,
                --------------------
partnerships, former partnerships or "affiliates" (as defined in Rule 405 under the Act) of a Holder or Family Members of such Holder, or trusts the beneficiaries of which are affiliated entities or persons and/or Family Members of such Holder (collectively, "Affiliates") shall be aggregated together for the purpose of determining the availability or discharge of any rights of such Holder under this Agreement. Any Affiliate or Affiliate group shall be entitled to designate one person as representative of such group for the purpose of exercising any right or undertaking any obligation of such group hereunder (including without limitation voting any Shares held by any such Affiliate or member of any such Affiliate group), and the Company and the Corporation shall be entitled to rely on the representative for such purposes.

          6.9.  Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.10. Entire Agreement: Amendment: Waiver.  This Agreement (including
                -----------------------------------
the Exhibits hereto, if any) constitutes the full and entire understanding and Agreement between the parties with regard to the subjects hereof and thereof.

          6.11. Specific Performance: Proxies.  The parties hereto agree that
                -----------------------------
irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with these specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, if any provision in this Agreement shall constitute the granting of a proxy, the parties hereto agree that such proxy shall be deemed to be coupled with an interest.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

                    ENTRAVISION COMMUNICATIONS CORPORATION

                    By: /s/ Walter F. Ulloa
                       ------------------------------------------------------
                         Walter F. Ulloa, Chairman and Chief Executive Officer

                    By: /s/ Jeanette L. Tully
                       ------------------------------------------------------
                         Jeanette L. Tully, Chief Financial Officer

                    ENTRAVISION COMMUNICATIONS COMPANY, L.L.C.

                    By: /s/ Walter F. Ulloa
                       ------------------------------------------------------
                         Walter F. Ulloa, Chairman and Chief Executive Officer


                    By: /s/ Jeanette L. Tully
                       ------------------------------------------------------
                         Jeanette L. Tully, Chief Financial Officer

                    TSG CAPITAL FUND III, L.P.

                    By: /s/ Darryl B. Thompson
                       ------------------------------------------------------
                    Name:____________________________________________________
                    Title:___________________________________________________

                    /s/ Walter F. Ulloa
                    ---------------------------------------------------------
                    Walter F. Ulloa
                    Philip C. Wilkinson by Walter F. Ulloa, as his attorney in fact
                    /s/ Walter F. Ulloa
                    ---------------------------------------------------------
                    Philip C. Wilkinson

                    /s/ Paul A. Zevnik
                    ---------------------------------------------------------
                    Paul A. Zevnik

           [Counterpart Signature Page to Investor Rights Agreement]

                                  EXHIBIT "A"

TSG Capital Fund III, L.P.
177 Broad Street, 12/th/ Floor
Stamford, Connecticut 06901

Walter F. Ulloa
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 90404

Philip C. Wilkinson
5770 Ruffin Road
San Diego, California 92123

Paul A. Zevnik
1299 Pennsylvania Avenue, N.W., 9th Floor
Washington, D.C. 20004